Exhibit 23.1

CONSENT OF CROWE LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-249806 on Form S-8 and Registration Statement Nos. 333-279252, 333-255964, and 333-248614 on Form S-3 of Neonode Inc. of our report dated March 21, 2025 on the 2024 consolidated financial statements of Neonode Inc. appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP

New York, New York

March 21, 2025